SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C. 20549

                        __________________

                             FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Act of 1934


 Date of Report(Date of Earliest Event Reported): December 27, 1999


                NOVA NATURAL RESOURCES CORPORATION
      (Exact name of registrant as specified in its charter)


Colorado                        0-15078        84-1227328
(State or other jurisdiction    (Commission    (I.R.S. Employer
of incorporation)               File No.)      Identification No.)


789 Sherman St.,Suite 550,Denver,Colorado            80203
(Address of principal executive offices)             (Zip Code)


                          (303)863-1997
        (Registrant's telephone number, including area code)
ITEM 5. Other Events

The Company has signed a Letter of Intent with Richlink International Holdings Limited (Richlink"), a British Virgin Islands Corporation with its corporate offices in Hong Kong and its production facilities in Dongguan City, Guangdong Province, the People's Republic of China, which outlines the terms of a transaction by which Richlink will acquire control of the Company. The Letter of Intent, which is subject to the execution of a definitive acquisition agreement and the completion of satisfactory due diligence, contemplates the acquisition by the Company of 100% of the business and operating assets of Richlink in exchange for that number of shares of common stock of the Company which will afford Richlink ownership of 88% of the Company's common stock after completion of the transaction.. Richlink is engaged in the manufacture and sale of silicone rubber keys and melamine (artificial porcelain) products. The Letter of Intent contains a statement by Richlink that Richlink will show net profit under U.S. generally accepted accounting principles for the 9 months ended September 30, 1999 of at least $2.4 million.

The Letter of Intent contemplates that after the transaction the existing Nova shareholders will own 8.5% of the common stock of the Company and that the entire operating business of the Company, including all assets and liabilities, will be divested prior to or at the closing of the transaction, or that other arrangements acceptable to Richlink will be made. The Company has already begun the liquidation of its assets and liabilities, and is considering offering its remaining assets and liabilities for sale at an advertised auction in order to satisfy the requirements of this transaction. Members of management currently intend to bid on the purchase of such assets and liabilities.

The Letter of Intent provides for warrants to be issued representing 1.5% of the total issued and outstanding common stock of the Company after the transaction, which are contemplated to be issued to management.

It is contemplated that Richlink will seek listing for the Company's shares on the NASDAQ stock market following the closing of the transaction.

For a period of 90 days from execution of the Letter of Intent, the Company and Richlink are precluded from soliciting or entering into any discussions with any other party with respect to the sale of the Company or the merger of Richlink with, or the purchase of any other company by Richlink, respectively.

In order to complete the transaction contemplated by the Letter of Intent, the Company will be required to amend its Articles of Incorporation to increase its authorized capital. The Company will seek shareholder approval of the amendment. In addition, the holders of the Company's promissory notes will be asked to approve the transfer of the notes and associated receivables, including the security for the notes, to effect the transaction. Failure to obtain such approval could result in cancellation of the transaction.

Shareholders will be asked to approve all of the steps needed to effect the transaction at a shareholders' meeting contemplated to be held in the first quarter of calendar year 2000.

Nova Natural Resources Corporation
(Registrant)

BY: Brian B. Spillane
    ________________________________
    Brian B. Spillane, President


BY: James R. Schaff
    ________________________________
    James R. Schaff, Secretary-Treasurer